Sabre reports continued financial improvement in third quarter 2024

Business highlights:
•Accelerated air distribution bookings in Q3 from solid corporate demand and recent commercial wins, driving 5% growth in Distribution revenue
•Generated cash from operations of $28 million and achieved our positive free cash flow objective for Q3
•Launched SabreMosaicTM, a next-generation offer-and-order platform, and announced key commercial partnerships with Virgin Australia and Riyadh Air
•Expanded and renewed partnerships with large customers, including Delta, WestJet, TAP Air Portugal, and AirSerbia
•Delivered operating income of $6 million from Hospitality Solutions in Q3; on track to achieve full year Adjusted EBITDA target

Third quarter 2024 financial results:
•Third quarter revenue of $765 million, up 3% from Q3'23
•Operating income of $70 million and operating margin of 9%, up 2 percentage points from Q3'23
•Net loss attributable to common stockholders of $63 million, and diluted net loss per share attributable to common stockholders of $0.16
•Adjusted EBITDA(1) of $131 million
•Ended quarter with cash balance of $690 million

SOUTHLAKE, Texas – [October 31, 2024] – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended September 30, 2024.

“In the third quarter, Sabre delivered solid financial results across both segments of our business. We reported continued revenue growth and margin expansion that drove double-digit improvements in Adjusted EBITDA when compared to last year, as well as positive free cash flow. These results reflect the progress we are making against our strategic and financial priorities. I commend our team members for their dedication to our customers, and for making impressive progress against our six growth strategies.

Ekert continued, “Sabre is a different company today. We are delivering innovative products such as SabreMosaic, designed to replace and modernize the traditional PSS, and Retail Studio, the next generation of hotel retailing. I am excited about the momentum we are building in our business and am confident in our ability to achieve long-term success.”

Q3 2024 Financial Summary

Consolidated third quarter revenue totaled $765 million, compared to $740 million in the third quarter of 2023. Revenue growth was driven by positive performance in both Travel Solutions and Hospitality Solutions, including an increase in global air, hotel, and other travel bookings, and favorable rate impacts from travel supplier mix.

Operating income totaled $70 million versus operating income of $52 million in the third quarter of 2023. The improvement in operating results was driven by the items impacting revenue described above, a decrease in technology expenses due to cost savings related to our cloud migrations, lower labor and professional services costs and a decrease in restructuring charges, and lower depreciation and amortization. These positive impacts were partially offset by increased Travel Solutions incentive expenses and higher indirect tax expense.

Net loss attributable to common stockholders totaled $63 million, versus net loss attributable to common stockholders of $212 million in the third quarter of 2023. Diluted net loss per share attributable to common stockholders totaled $0.16, versus diluted net loss per share attributable to common stockholders of $0.61 in the third quarter of 2023. The decrease in the net loss attributable to common stockholders in the third quarter of 2024 was driven primarily by a loss on the extinguishment of debt of $121 million as a result of refinancing activity that occurred in the third quarter of 2023, the items impacting operating income described above, and a $16 million improvement in realized and unrealized gains and losses from our investments in securities, partially offset by higher interest expense.

Adjusted EBITDA was $131 million, versus Adjusted EBITDA of $110 million in the third quarter of 2023. The improvement in Adjusted EBITDA was driven by revenue growth due to an increase in global air, hotel, and other travel bookings and favorable rate impacts from travel supplier mix, lower technology expenses due to cost savings related to our cloud migrations, and a decrease in labor and professional services expenses. These impacts were partially offset by increased Travel Solutions incentive expenses.

Adjusted Operating Income was $107 million, versus Adjusted Operating Income of $84 million in the third quarter of 2023. The improvement in operating results was driven by the items impacting Adjusted EBITDA described above and by lower depreciation and amortization.

Sabre reported Adjusted EPS(1) of ($0.04), versus ($0.06) in the third quarter of 2023.

With regards to Sabre's third quarter 2024 cash flows (versus prior year):
•Cash provided by operating activities totaled $28 million (vs. $59 million)
•Cash provided by investing activities totaled $35 million (vs. $19 million used in)
•Cash used in financing activities totaled $8 million (vs. $143 million)
•Capitalized expenditures totaled $20 million (vs. $20 million)

Free Cash Flow(1) was $8 million, versus Free Cash Flow of $39 million in the third quarter of 2023.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change (B/W)	2024	2023	% Change (B/W)
Total Company:
Revenue	$764,714	$740,461	3	$2,314,841	$2,220,685	4
Operating Income	$70,127	$52,201	34	$229,067	$9,805	2,236
Operating Margin	9.2%	7.0%		9.9%	0.4%
Net loss attributable to common stockholders	$(62,818)	$(211,848)	70	$(204,061)	$(445,406)	54
Diluted net loss per share attributable to common stockholders (EPS)	$(0.16)	$(0.61)	74	$(0.53)	$(1.33)	60
Net Loss Margin	(8.2)%	(28.6)%		(8.8)%	(20.1)%
Adjusted EBITDA(1)	$130,619	$110,168	19	$401,619	$241,279	66
Adjusted EBITDA Margin(1)	17.1%	14.9%		17.3%	10.9%
Adjusted Operating Income(1)	$107,399	$83,681	28	$332,157	$157,451	111
Adjusted Net Loss(1)	$(16,863)	$(20,110)	16	$(41,083)	$(135,352)	70
Adjusted EPS(1)	$(0.04)	$(0.06)	33	$(0.11)	$(0.40)	73
Cash provided by (used in) operating activities	$27,809	$59,407	(53)	$(12,150)	$(39,781)	69
Cash provided by (used in) investing activities	$34,576	$(19,086)	281	$(13,518)	$(80,631)	83
Cash (used in) provided by financing activities	$(8,075)	$(142,878)	94	$46,049	$(72,518)	164
Capitalized expenditures	$(20,258)	$(20,420)	1	$(68,052)	$(68,610)	1
Free Cash Flow(1)	$7,551	$38,987	(81)	$(80,202)	$(108,391)	26
Net Debt (total debt, less cash and cash equivalents)	$4,485,690	$4,353,836

Travel Solutions:
Revenue	$691,300	$671,929	3	$2,099,983	$2,020,131	4
Operating Income	$161,036	$141,577	14	$493,033	$347,166	42
Adjusted EBITDA(1)	$179,746	$162,139	11	$548,371	$413,489	33
Adjusted Operating Income(1)	$161,466	$142,089	14	$494,892	$348,560	42
Distribution Revenue	$550,996	$524,801	5	$1,673,848	$1,581,092	6
Total Bookings	92,796	89,460	4	282,235	276,532	2
Air Bookings	78,648	76,055	3	240,043	237,347	1
Lodging, Ground and Sea Bookings	14,148	13,405	6	42,192	39,185	8
IT Solutions Revenue	$140,304	$147,128	(5)	$426,135	$439,039	(3)
Passengers Boarded	177,272	178,036	—	514,104	517,500	(1)

Hospitality Solutions:
Revenue	$83,997	$78,581	7	$246,054	$229,064	7
Operating Income (Loss)	$5,901	$107	5,415	$13,718	$(10,424)	232
Adjusted EBITDA(1)	$10,636	$6,363	67	$29,077	$7,861	270
Adjusted Operating Income (Loss)(1)	$5,901	$107	5,415	$13,718	$(10,424)	232
Central Reservation System Transactions	34,517	33,790	2	96,724	93,452	4

(1)Indicates non-GAAP financial measure; see descriptions and reconciliations below.

Travel Solutions

Third quarter 2024 results (versus third quarter 2023):
•Travel Solutions revenue increased 3% to $691 million driven primarily by an increase in global air, hotel, and other travel bookings and favorable rate impacts from travel supplier mix.
•Distribution revenue increased by $26 million, or 5%, to $551 million driven by an increase in bookings and an increase in average booking fee due to a favorable shift in bookings mix.
◦Global bookings, net of cancellations, totaled 93 million, an increase of 4% from third quarter 2023 levels.
◦Average booking fee totaled $5.94, a 1% improvement versus $5.87 in the third quarter of 2023.
•IT Solutions revenue decreased by $7 million, or 5%, to $140 million driven by the impact of de-migrations, partially offset by the growth in passengers boarded from existing partners and other revenue.
•Operating income totaled $161 million, versus operating income of $142 million in the third quarter of 2023. The improvement in operating results was driven by increased revenue, lower technology expenses, lower labor and professional services expenses, and lower depreciation and amortization, partially offset by increased incentive expenses.

Hospitality Solutions

Third quarter 2024 results (versus third quarter 2023):
•Hospitality Solutions revenue increased by $5 million, or 7%, to $84 million. The higher revenue was due to favorable mix within our customer base and an increase in central reservation system transactions driven by new customer deployments.
◦Central reservation system transactions increased 2% to 35 million.
•Operating income totaled $6 million, versus an operating income that was essentially break-even in the third quarter of 2023. The improvement in operating results was primarily driven by increased revenue.
•Adjusted EBITDA in the third quarter was $11 million, the highest Adjusted EBITDA in five years, and represents a $4 million year-over-year improvement.

Business and Financial Outlook

With respect to the fourth quarter and full-year 2024 financial outlook below; see "Note on Non-GAAP Financial Measures" for additional information:

•Fourth quarter Adjusted EBITDA guidance consists of expected net loss attributable to common stockholders of approximately $64 million; less the expected impact of acquisition-related amortization of approximately $10 million; expected stock-based compensation expense of approximately $15 million; expected other costs including litigation, acquisition-related costs, and other foreign non-income tax matters and foreign exchange gains and losses of $4 million; expected depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $17 million; expected interest expense, inclusive of amortization of issuance costs and debt discounts net of approximately $126 million; and expected provision for income taxes of approximately $8 million.
•Fourth quarter free cash flow guidance consists of the expected cash from operating activities of $96 million, less additions to property and equipment of approximately $15 million.
•Full-year Adjusted EBITDA guidance consists of full-year expected net loss attributable to common stockholders of approximately $269 million; less the expected impact of acquisition-related amortization of approximately $38 million; expected stock-based compensation expense of approximately $56 million; expected other costs including litigation, acquisition-related costs, and other foreign non-income tax matters and foreign exchange gains and losses of $26 million; expected depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $86 million; expected interest expense, inclusive of amortization of issuance costs and debt discounts net of approximately $507 million; loss on extinguishment of debt of $38 million; expected restructuring and other expenses of $10 million and expected provision for income taxes of approximately $23 million.

Fourth Quarter and Full Year 2024 Financial Outlook

Sabre's fourth quarter and full year 2024 outlook is set forth below:

	Q4 2024	FY 2024
Revenue	~$715M	~$3.03B
Adjusted EBITDA	~$115M	~$515M
Free Cash Flow	>$80M	Positive

Conference Call

Sabre will conduct its third quarter 2024 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is a software and technology company that takes on the biggest opportunities and solves the most complex challenges in travel. The Company connects travel suppliers and buyers around the globe and across the ecosystem through innovative products and next-generation technology solutions. Sabre harnesses speed, scale and insights to build tomorrow’s technology today – empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit  www.sabre.com.

Website Information

Sabre routinely posts important information for investors on the Investor Relations section of its website, investors.sabre.com, on its LinkedIn account, and on its X account, @Sabre_Corp. The Company intends to use the Investor Relations section of its website, its LinkedIn account, and its X account as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Sabre's website, its LinkedIn account and its X account, in addition to following its press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Sabre's website, its LinkedIn account or its X account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that Sabre obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to Sabre's ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. The company has not independently verified this third-party information nor has it ascertained the underlying economic assumptions relied upon in those sources, and cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Operating Income, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Loss from continuing operations per share ("Adjusted EPS"), Free Cash Flow and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA and Free Cash Flow. We do not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as we are unable to predict the components of the non-GAAP adjustments contained in the guidance with reasonable certainty and without unreasonable effort; however, see "Business and Financial Outlook" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "guidance," "outlook," "target," "expect," "anticipate," "on track," "continue," "believe," "momentum," "position," "continue," "progress," "confident,", "trend," "plan," "recurring," "trajectory," "pipeline," "opportunity," "potential," "positioned," "benefit," "goal," "confident," "indicate," "optimistic," “will,” "forecast," "strategy," "estimate," "project," “may,” “should,” “would,” “intend," or the negative of these terms, where applicable, or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, the timing, implementation and effects of our growth strategies and technology transformation, the completion and effects of travel platforms, exposure to pricing pressure in the Travel Solutions business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security incidents, our ability to recruit, train and retain employees, competition in the travel distribution industry and solutions industry, failure to adapt to technological advancements, implementation of software solutions, implementation and effects of new, amended or renewed agreements and strategic partnerships, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, the ability to achieve our cost savings and efficiency goals and the effects of these goals, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, the effects of cost savings initiatives, the effects of new legislation or regulations or the failure to comply with regulations or other legal requirements, use of third-party distributor partners, the financial and business results and effects of acquisitions and divestitures of businesses or business operations, reliance on the value of our brands, reliance on third parties to provide information technology services and the effects of these services, the effects of any litigation, regulatory reviews and investigations, adverse global and regional economic and political conditions, risks related to global conflicts, risks arising from global operations, risks related to our significant amount of indebtedness, including increases in interest rates and our ability to refinance our debt, and tax-related matters.

More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on October 31, 2024, in our Annual Report on Form 10-K filed with the SEC on February 15, 2024 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

___________________

(1)     Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow are non-GAAP measures. See the appendix to this release for a discussion of non-GAAP financial measures, including reconciliations to the most closely correlated GAAP measure.

Contacts:

Media	Investors
Kristin Hays	Brian Roberts
kristin.hays@sabre.com	brian.roberts@sabre.com
sabrenews@sabre.com	sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$764,714	$740,461	$2,314,841	$2,220,685
Cost of revenue, excluding technology costs	322,257	294,120	964,832	917,532
Technology costs	211,284	243,404	652,843	799,121
Selling, general and administrative	161,046	150,736	468,099	494,227
Operating income	70,127	52,201	229,067	9,805
Other expense:
Interest expense, net	(127,669)	(119,372)	(381,710)	(325,290)
Loss on extinguishment of debt, net	—	(121,120)	(37,994)	(108,577)
Equity method income	430	512	1,859	1,394
Other, net	879	(11,548)	(347)	8,084
Total other expense, net	(126,360)	(251,528)	(418,192)	(424,389)
Loss from continuing operations before income taxes	(56,233)	(199,327)	(189,125)	(414,584)
Provision for income taxes	6,900	8,462	14,598	16,570
Loss from continuing operations	(63,133)	(207,789)	(203,723)	(431,154)
Loss from discontinued operations, net of tax	—	(116)	—	(517)
Net loss	(63,133)	(207,905)	(203,723)	(431,671)
Net (loss) income attributable to noncontrolling interests	(315)	379	338	(522)
Net loss attributable to Sabre Corporation	(62,818)	(208,284)	(204,061)	(431,149)
Preferred stock dividends	—	3,564	—	14,257
Net loss attributable to common stockholders	$(62,818)	$(211,848)	$(204,061)	$(445,406)

Basic net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.16)	$(0.61)	$(0.53)	$(1.33)
Net loss per common share	$(0.16)	$(0.61)	$(0.53)	$(1.33)
Diluted net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.16)	$(0.61)	$(0.53)	$(1.33)
Net loss per common share	$(0.16)	$(0.61)	$(0.53)	$(1.33)
Weighted-average common shares outstanding:
Basic	385,729	345,128	383,013	335,460
Diluted	385,729	345,128	383,013	335,460

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$668,763	$648,207
Restricted cash	21,038	21,037
Accounts receivable, net of allowance for credit losses of $28,425 and $34,343	408,724	343,436
Prepaid expenses and other current assets	97,491	145,911
Total current assets	1,196,016	1,158,591
Property and equipment, net of accumulated depreciation of $1,881,284 and $1,851,191	249,577	233,677
Equity method investments	21,996	22,343
Goodwill	2,557,259	2,554,039
Acquired customer relationships, net of accumulated amortization of $806,399 and $827,529	197,796	214,190
Other intangible assets, net of accumulated amortization of $592,829 and $787,511	150,071	161,913
Deferred income taxes	11,468	10,201
Other assets, net	308,975	317,240
Total assets	$4,693,158	$4,672,194

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$243,678	$231,767
Accrued compensation and related benefits	112,032	135,620
Accrued subscriber incentives	271,036	237,421
Deferred revenues	78,839	108,256
Other accrued liabilities	222,574	197,609
Current portion of debt	244,978	4,040
Total current liabilities	1,173,137	914,713
Deferred income taxes	30,552	30,745
Other noncurrent liabilities	229,206	258,719
Long-term debt	4,790,313	4,829,461
Redeemable noncontrolling interests	13,277	14,375
Stockholders’ deficit
Common Stock: $0.01 par value; 1,000,000 authorized shares; 414,637 and 405,915 shares issued, 385,831 and 379,569 shares outstanding at September 30, 2024 and December 31, 2023, respectively	4,146	4,059
Additional paid-in capital	3,290,673	3,249,901
Treasury Stock, at cost, 28,806 and 26,346 shares at September 30, 2024 and December 31, 2023, respectively	(526,725)	(520,124)
Accumulated deficit	(4,252,454)	(4,048,393)
Accumulated other comprehensive loss	(73,333)	(73,922)
Noncontrolling interest	14,366	12,660
Total stockholders’ deficit	(1,543,327)	(1,375,819)
Total liabilities and stockholders’ deficit	$4,693,158	$4,672,194

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating Activities
Net loss	$(203,723)	$(431,671)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	98,215	113,871
Paid-in-kind interest	89,877	26,386
Stock-based compensation expense	40,776	38,837
Loss on extinguishment of debt, net	37,994	108,577
Amortization of upfront incentive consideration	25,744	26,300
Amortization of debt discount and issuance costs	21,131	16,531
Deferred income taxes	(5,417)	(2,402)
(Gain) loss on investment fair value adjustment	(3,234)	10,000
Provision for expected credit losses	2,801	7,421
Dividends received from equity method investments	1,833	1,514
Other	631	(4,714)
Loss from discontinued operations	—	517
Changes in operating assets and liabilities:
Accounts and other receivables	(67,964)	(64,072)
Prepaid expenses and other current assets	(3,490)	20,480
Capitalized implementation costs	(13,813)	(6,576)
Upfront incentive consideration	(9,027)	(13,313)
Other assets	(13,401)	(1,902)
Accrued compensation and related benefits	(33,855)	(12,950)
Accounts payable and other accrued liabilities	54,696	93,728
Deferred revenue including upfront solution fees	(31,924)	33,657
Cash used in operating activities	(12,150)	(39,781)
Investing Activities
Additions to property and equipment	(68,052)	(68,610)
Proceeds from sale of investment in securities	54,834	—
Other investing activities	(300)	—
Acquisitions, net of cash acquired	—	(12,021)
Cash used in investing activities	(13,518)	(80,631)
Financing Activities
Proceeds on borrowings from lenders	200,090	1,530,473
Payments on borrowings from lenders	(194,716)	(1,572,719)
Proceeds from borrowings under Securitization Facility	155,600	208,600
Payments on borrowings under Securitization Facility	(58,300)	(78,600)
Debt prepayment fees and issuance costs	(50,020)	(158,982)
Net payment on the settlement of equity-based awards	(6,605)	(5,451)
Proceeds from sale of redeemable shares in subsidiary	—	16,000
Dividends paid on preferred stock	—	(16,039)
Other financing activities	—	4,200
Cash provided by (used in) financing activities	46,049	(72,518)
Cash Flows from Discontinued Operations
Cash used in operating activities	—	(148)
Cash used in discontinued operations	—	(148)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	176	(205)
Increase (decrease) in cash, cash equivalents and restricted cash	20,557	(193,283)
Cash, cash equivalents and restricted cash at beginning of period	669,244	815,923
Cash, cash equivalents and restricted cash at end of period	$689,801	$622,640
Non-cash additions to property and equipment	$—	$—

Definitions of Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Operating Income, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Operating Income as operating income (loss) adjusted for equity method income, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation costs, net, indirect tax matters and stock-based compensation.

We define Adjusted Net Loss as net loss attributable to common stockholders adjusted for (income) loss from discontinued operations, net of tax, net income (loss) attributable to noncontrolling interests, preferred stock dividends, acquisition-related amortization, restructuring and other costs, loss on extinguishment of debt, net, other, net, acquisition-related costs, litigation costs, net, indirect tax matters, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA as loss from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, net, acquisition-related costs, litigation costs, net, indirect tax matters, stock-based compensation and the remaining provision for income taxes.

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted EPS as Adjusted Net Loss divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash used in operating activities less cash used in additions to property and equipment.

We define Adjusted Net Loss from continuing operations per share as Adjusted Net Loss divided by diluted weighted-average common shares outstanding.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures, fund our investments in technology transformation, and meet working capital requirements. We also believe that Adjusted Operating Income, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Operating Income, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•Adjusted EBITDA does not reflect amortization of capitalized implementation costs associated with our revenue contracts, which may require future working capital or cash needs in the future;

•Adjusted Operating Income, Adjusted Net Loss and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•other companies, including companies in our industry, may calculate Adjusted Operating Income, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)
Reconciliation of Net loss attributable to common stockholders to Adjusted Net Loss from continuing operations, Operating Income to Adjusted Operating Income, and Loss from continuing operations to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss attributable to common stockholders	$(62,818)	$(211,848)	$(204,061)	$(445,406)
Loss from discontinued operations, net of tax	—	116	—	517
Net (loss) income attributable to noncontrolling interests(1)	(315)	379	338	(522)
Preferred stock dividends	—	3,564	—	14,257
Loss from continuing operations	(63,133)	(207,789)	(203,723)	(431,154)
Adjustments:
Acquisition-related amortization(2a)	9,511	10,176	28,753	30,043
Restructuring and other costs(4)	(648)	3,909	9,791	62,962
Loss on extinguishment of debt, net	—	121,120	37,994	108,577
Other, net(3)	(879)	11,548	347	(8,084)
Acquisition-related costs(5)	1,713	270	2,576	1,658
Litigation costs, net(6)	487	1,068	491	1,301
Indirect tax matters(7)	11,138	2,451	18,844	11,451
Stock-based compensation	14,641	13,094	40,776	38,837
Tax impact of adjustments(8)	10,307	24,043	23,068	49,057
Adjusted Net Loss from continuing operations	$(16,863)	$(20,110)	$(41,083)	$(135,352)
Adjusted Net Loss from continuing operations per share	$(0.04)	$(0.06)	$(0.11)	$(0.40)
Diluted weighted-average common shares outstanding	385,729	345,128	383,013	335,460

Operating income	$70,127	$52,201	$229,067	$9,805
Add back:
Equity method income	430	512	1,859	1,394
Acquisition-related amortization(2a)	9,511	10,176	28,753	30,043
Restructuring and other costs(4)	(648)	3,909	9,791	62,962
Acquisition-related costs(5)	1,713	270	2,576	1,658
Litigation costs, net(6)	487	1,068	491	1,301
Indirect tax matters(7)	11,138	2,451	18,844	11,451
Stock-based compensation	14,641	13,094	40,776	38,837
Adjusted Operating Income	$107,399	$83,681	$332,157	$157,451

Loss from continuing operations	$(63,133)	$(207,789)	$(203,723)	$(431,154)
Adjustments:
Depreciation and amortization of property and equipment(2b)	18,698	21,999	55,539	65,376
Amortization of capitalized implementation costs(2c)	4,522	4,488	13,923	18,452
Acquisition-related amortization(2a)	9,511	10,176	28,753	30,043
Restructuring and other costs(4)	(648)	3,909	9,791	62,962
Interest expense, net	127,669	119,372	381,710	325,290
Other, net(3)	(879)	11,548	347	(8,084)
Loss on extinguishment of debt, net	—	121,120	37,994	108,577
Acquisition-related costs(5)	1,713	270	2,576	1,658
Litigation costs, net(6)	487	1,068	491	1,301
Indirect tax matters(7)	11,138	2,451	18,844	11,451
Stock-based compensation	14,641	13,094	40,776	38,837
Provision for income taxes	6,900	8,462	14,598	16,570
Adjusted EBITDA	$130,619	$110,168	$401,619	$241,279

Net loss margin	(8.2)%	(28.6)%	(8.8)%	(20.1)%
Adjusted EBITDA margin	17.1%	14.9%	17.3%	10.9%

Reconciliation of Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash provided by (used in) operating activities	$27,809	59,407	$(12,150)	(39,781)
Cash provided by (used in) investing activities	34,576	(19,086)	(13,518)	(80,631)
Cash (used in) provided by financing activities	(8,075)	(142,878)	46,049	(72,518)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash provided by (used in) operating activities	$27,809	$59,407	$(12,150)	$(39,781)
Additions to property and equipment	(20,258)	(20,420)	(68,052)	(68,610)
Free Cash Flow	$7,551	$38,987	$(80,202)	$(108,391)

Reconciliation of Adjusted Operating Income (Loss) to Operating income (loss) in our statement of operations and Adjusted EBITDA to Loss from continuing operations in our statement of operations by business segment:

	Three Months Ended September 30, 2024
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$161,466	$5,901	$(59,968)	$107,399
Less:
Equity method income	430	—	—	430
Acquisition-related amortization(2a)	—	—	9,511	9,511
Restructuring and other costs(4)	—	—	(648)	(648)
Acquisition-related costs(5)	—	—	1,713	1,713
Litigation costs, net(6)	—	—	487	487
Indirect tax matters(7)	—	—	11,138	11,138
Stock-based compensation	—	—	14,641	14,641
Operating income (loss)	$161,036	$5,901	$(96,810)	$70,127

Adjusted EBITDA	$179,746	$10,636	$(59,763)	$130,619
Less:
Depreciation and amortization of property and equipment(2b)	15,251	3,242	205	18,698
Amortization of capitalized implementation costs(2c)	3,029	1,493	—	4,522
Acquisition-related amortization(2a)	—	—	9,511	9,511
Restructuring and other costs(4)	—	—	(648)	(648)
Acquisition-related costs(5)	—	—	1,713	1,713
Litigation costs, net(6)	—	—	487	487
Indirect tax matters(7)	—	—	11,138	11,138
Stock-based compensation	—	—	14,641	14,641
Equity method income	430	—	—	430
Operating income (loss)	$161,036	$5,901	$(96,810)	$70,127
Interest expense, net				(127,669)
Other, net(3)				879
Equity method income				430
Provision for income taxes				(6,900)
Loss from continuing operations				$(63,133)

	Three Months Ended September 30, 2023
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$142,089	$107	$(58,515)	$83,681
Less:
Equity method income	512	—	—	512
Acquisition-related amortization(2a)	—	—	10,176	10,176
Restructuring and other costs(4)	—	—	3,909	3,909
Acquisition-related costs(5)	—	—	270	270
Litigation costs, net(6)	—	—	1,068	1,068
Indirect tax matters(7)	—	—	2,451	2,451
Stock-based compensation	—	—	13,094	13,094
Operating income (loss)	$141,577	$107	$(89,483)	$52,201

Adjusted EBITDA	$162,139	$6,363	$(58,334)	$110,168
Less:
Depreciation and amortization of property and equipment(2b)	16,978	4,840	181	21,999
Amortization of capitalized implementation costs(2c)	3,072	1,416	—	4,488
Acquisition-related amortization(2a)	—	—	10,176	10,176
Restructuring and other costs(4)	—	—	3,909	3,909
Acquisition-related costs(5)	—	—	270	270
Litigation costs, net(6)	—	—	1,068	1,068
Indirect tax matters(7)	—	—	2,451	2,451
Stock-based compensation	—	—	13,094	13,094
Equity method income	512	—	—	512
Operating income (loss)	$141,577	$107	$(89,483)	$52,201
Interest expense, net				(119,372)
Other, net(3)				(11,548)
Loss on extinguishment of debt				(121,120)
Equity method income				512
Provision for income taxes				(8,462)
Loss from continuing operations				$(207,789)

	Nine Months Ended September 30, 2024
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$494,892	$13,718	$(176,453)	$332,157
Less:
Equity method income	1,859	—	—	1,859
Acquisition-related amortization(2a)	—	—	28,753	28,753
Restructuring and other costs(4)	—	—	9,791	9,791
Acquisition-related costs(5)	—	—	2,576	2,576
Litigation costs, net(6)	—	—	491	491
Indirect tax matters(7)	—	—	18,844	18,844
Stock-based compensation	—	—	40,776	40,776
Operating income (loss)	$493,033	$13,718	$(277,684)	$229,067

Adjusted EBITDA	$548,371	$29,077	$(175,829)	$401,619
Less:
Depreciation and amortization of property and equipment(2b)	44,010	10,905	624	55,539
Amortization of capitalized implementation costs(2c)	9,469	4,454	—	13,923
Acquisition-related amortization(2a)	—	—	28,753	28,753
Restructuring and other costs(4)	—	—	9,791	9,791
Acquisition-related costs(5)	—	—	2,576	2,576
Litigation costs, net(6)	—	—	491	491
Indirect tax matters(7)	—	—	18,844	18,844
Stock-based compensation	—	—	40,776	40,776
Equity method income	1,859	—	—	1,859
Operating income (loss)	$493,033	$13,718	$(277,684)	$229,067
Interest expense, net				(381,710)
Other, net(3)				(347)
Loss on extinguishment of debt				(37,994)
Equity method income				1,859
Provision for income taxes				(14,598)
Loss from continuing operations				$(203,723)

	Nine Months Ended September 30, 2023
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$348,560	$(10,424)	$(180,685)	$157,451
Less:
Equity method income	1,394	—	—	1,394
Acquisition-related amortization(2a)	—	—	30,043	30,043
Restructuring and other costs(4)	—	—	62,962	62,962
Acquisition-related costs(5)	—	—	1,658	1,658
Litigation costs, net(6)	—	—	1,301	1,301
Indirect tax matters(7)	—	—	11,451	11,451
Stock-based compensation	—	—	38,837	38,837
Operating income (loss)	$347,166	$(10,424)	$(326,937)	$9,805

Adjusted EBITDA	$413,489	$7,861	$(180,071)	$241,279
Less:
Depreciation and amortization of property and equipment(2b)	50,677	14,085	614	65,376
Amortization of capitalized implementation costs(2c)	14,252	4,200	—	18,452
Acquisition-related amortization(2a)	—	—	30,043	30,043
Restructuring and other costs(4)	—	—	62,962	62,962
Acquisition-related costs(5)	—	—	1,658	1,658
Litigation costs, net(6)	—	—	1,301	1,301
Indirect tax matters(7)	—	—	11,451	11,451
Stock-based compensation	—	—	38,837	38,837
Equity method income	1,394	—	—	1,394
Operating income (loss)	$347,166	$(10,424)	$(326,937)	$9,805
Interest expense, net				(325,290)
Other, net(3)				8,084
Loss on extinguishment of debt, net				(108,577)
Equity method income				1,394
Provision for income taxes				(16,570)
Loss from continuing operations				$(431,154)

Non-GAAP Footnotes

(1)Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Network Lanka (Pte) Ltd of 40%, (iv) Sabre Bulgaria of 40%, and (v) FERMR Holdings Limited (the direct parent of Conferma Limited) of 19%

(2)Depreciation and amortization expenses:
(a) Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
(b) Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
(c) Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)Other, net includes non-operating gains recognized in 2023 and the impacts of realized and unrealized gains and losses from our investments in securities in all periods presented. In addition, all periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(4)Restructuring and other costs in 2024 primarily represents charges and adjustments to charges associated with our cost reduction plan we began implementing in the second quarter of 2023.

(5)Acquisition-related costs represent fees and expenses incurred associated with acquisition and disposition-related activities.

(6)Litigation costs, net represent charges associated with antitrust litigation. Non-income tax litigation matters have been reclassified to the Indirect tax matters line for all periods presented.

(7)Indirect tax matters represents charges associated with certain DST related to historical periods and certain foreign non-income tax litigation matters.

(8)The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, valuation allowances and other items.